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                                                                    EXHIBIT 23.3


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                      [FREDERICKS, SHIELDS & CO. LLC LOGO]

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                              Investment Bankers


February 9, 1998



Board of Directors
Laser Power Corporation
12777 High Bluff Drive
San Diego, CA 92130



Attn: Dr. Glenn Sherman, Ph.D.



Gentlemen,


     We hereby consent to the use of our name and the description of our Opinion Letter, dated December 6, 1997, under the captions "SUMMARY - Opinion of Laser Power's Financial Advisor" and "THE MERGER AND RELATED TRANSACTIONS" and to the inclusion of such Opinion Letter as Appendix B to the Prospectus/Joint Proxy Statement of Laser Power Corporation, which Prospectus/Joint Proxy Statement is a part of the Registration Statement on Form S-4 of Laser Power Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




Very truly yours,



/s/  GARY SHIELDS
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Fredericks, Shields & Co. LLC